UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 28, 2005

Clarient, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 443-3355

ChromaVision Medical Systems, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 28, 2005, Clarient, Inc. (the “Company”) reached a settlement with Applied Imaging Corp. ending the companies’ patent infringement, unfair competition and misappropriation of trade secrets litigation.  Under the terms of the settlement, the two companies have granted each other non-exclusive, worldwide licenses allowing use of their respective brightfield and fluorescent microscopy patent portfolios for pathology applications.  Also, as part of the agreement, the Company will assume non-exclusive distribution rights to Applied Imaging’s flagship Ariol® pathology workstation for select applications in drug discovery and development.  A copy of the Company’s press release announcing the settlement is attached hereto as Exhibit 99.1.

9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated March 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 31, 2005	By:	STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and
Chief Financial Officer